Exhibit 10.8

OFFICE OF TECHNOLOGY TRANSFER	NILA BHAKUNI
DIRECTOR

December 16, 2010

Mr. Stephen Squires
President Et CEO
Solterra Renewable
TechnoLogies, Inc.
ASU Research Park
7700 S> River Parkway
Tempe, AZ 85284

Re: Amendment to the License Agreement between Solterra Renewable Technologies, Inc. and William Marsh Rice University, Agreement # OTT LA 09-1-001 (the “License Agreement”)

Dear Stephen:

This Letter agreement between William Marsh Rice University (“Rice”) and Solterra Renewable Technologies, Inc. (“Solterra”) shall, upon execution by Solterra, operate as an agreement to temporarily stay any exercise by Rice of Rice’s current termination rights as set forth in Section 5 of the License Agreement for a period of ninety (90) days after the date of this letter (i.e., through and including March 16, 2011). This stay is contingent upon Solterra working diligently and in good faith with Rice to agree upon mutually agreeable revisions to the Company Diligence Milestones in Appendix B of the License Agreement before the end of this 90 day stay period.

All other provisions of the License Agreement shall remain in full force and effect.

Please indicate your agreement to the terms of this Letter agreement as set forth above by signing where indicated below and returning a copy to my attention no later than December 22, 2010.

Sincerely,

/s/  NiLa Bhakuni

NiLa Bhakuni

Agreed and accepted:

/s/
Stephen Squires
President & CEO
Solterra Renewable Technologies, Inc.

E-mail: bhakuni@rice.edu | Office: 713-348-6231 | Fax: 713-348-6289 | Rice University Office of Technology
Transfer– MS 705, P.O. Box 1892, Houston, Texas 77251-1892